SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2009

Zealous, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill Avenue Suite 200 , Tustin, CA	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 885-7333

____________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 5, 2009, Health and Wellness Partners, Inc, a Nevada corporation (“H&W”) and wholly owned subsidiary of Zealous, Inc. (“Zealous”)  (the “Company”) entered into a distribution agreement (the “Agreement”) with Liquid Management Partners, LLC, a New York limited liability company (“Liquid”) to distribute Regular and Sugar Free Liquid Ice Energy Drink (the “Drink”) within the State of California.  The Agreement, among other things, provides H & W with the exclusive right to sell the Drink within the state of California, except over the Internet, but is subject to certain minimum purchases which must be met to sustain this right; otherwise Liquid retains the right to terminate for breach of these minimums.

In addition, Liquid may terminate the Agreement for a number of other reasons including, but not limited to: (a) the liquidation or dissolution of the Company; (b) an assignment by the Company for the benefit of creditors; (c) the filing of a Bankruptcy petition; or (d) the appointment of a receiver for the property of the Company, the filing of which remains uncontested and un-discharged by the Company at the end of thirty days after such filing.

The Agreement provides that the contract will run until December 31, 2007.  This is a typographical error.  The correct date is December 31, 2009.  Attached is a copy of an email from Liquid confirming that the December 31, 2007 date is a typographical error and stating that the proper date should be December 31, 2009.  At the end of the first term of the Agreement, unless otherwise terminated, the Agreement is automatically renewed for successive one year periods.

A copy of the Agreement and the email from Liquid are attached.

SECTION 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Securities

On October 15, 2008, the Company issued 166,311,335 shares of common stock to its former secured note holders as part of a forced conversion of their outstanding debt under the terms of their agreement.  Following a period of negotiation with these note holders in which no agreement was reached, the company issued the share certificates on February 26, 2009.  The former secured note holders continue to dispute the proprietary of the conversion of their outstanding debt to equity and thus the matter remains open.

SECTION 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b) – Departure of Certain Officers

William C. Dully resigned as the Chief Financial Officer of Zealous on December 7, 2008.

Item 5.02(c) – Appointment of Certain Officers

Gary Gottlieb, 52, was appointed and assumed the role of Chief Financial Officer of Zealous on December 8, 2008.  Mr. Gottlieb has been serving as the Chief Operating Officer of Stiletto Magazine since March of 2007.  Prior to Stiletto, he served as the Chief Operating Officer of Private Dancer Magazine from August 2002 to March 2007. In addition to these roles, Gottlieb has served as Chief Accountant of C&R Clothiers, Bosley Medical Group, and as an internal accountant at Computer Science Corporation.  Mr. Gottlieb graduated from California State University at Northridge in 1981 with a Bachelors degree in Accounting.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 11, 2009, Zealous issued a press release announcing the execution of the Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.  This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information contained herein, including Exhibit 99.1.

SECTION 8 – Other Events

Item 8.01 -- Other Events

On March 5, 2009, Zealous stopped trading under the symbol ADLE and began trading under the symbol ZLUS.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Distribution Agreement with Liquid Management Partners, LLC*

10.2	Email From Liquid Providing Acknowledging the dating error.

99.1	Press Release Dated March 11, 2009
 *Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTER PRESS RELEASE INFO

Zealous, Inc.

/s/Milton Ault
Milton Ault III
President, CEO and Director

Date:  March 11, 2009